UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 29, 2010, Pinnacle Entertainment, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission reporting that the Missouri Gaming Commission (the “MGC”) on January 27, 2010, issued a preliminary order for disciplinary action (the “Order”) against the President Riverboat Casino-Missouri, Inc. (“PRC-MO”), a wholly-owned subsidiary of Pinnacle Entertainment, Inc. and the operator of President Casino. The Order provides that it is proposed that the MGC revoke the license of PRC-MO.
On March 10, 2010, the MGC approved of the settlement agreement, dated March 8, 2010, between the Company, PRC-MO and the MGC (the “Settlement Agreement”) in connection with the Order. Pursuant to the Settlement Agreement, the parties agreed that PRC-MO will surrender its gaming license to the MGC and cease operations on or before July 1, 2010 and that the MGC will withdraw and dismiss the Order against PRC-MO. The Settlement Agreement does not affect the Company’s other casinos in Missouri, Lumière Place or River City. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 99.1.
On March 10, 2010, the Company issued a press release regarding the Settlement Agreement. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Settlement Agreement, dated March 8, 2010, between the Missouri Gaming Commission, Pinnacle Entertainment, Inc. and President Riverboat Casino-Missouri, Inc. and approved of by Missouri Gaming Commission on March 10, 2010

Exhibit 99.2	Press release dated March 10, 2010, issued by Pinnacle Entertainment, Inc.

SIGNATURES
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: March 11, 2010	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Settlement Agreement, dated March 8, 2010, between the Missouri Gaming Commission, Pinnacle Entertainment, Inc. and President Riverboat Casino-Missouri, Inc. and approved of by the Missouri Gaming Commission on March 10, 2010.

Exhibit 99.2	Press release dated March 10, 2010, issued by Pinnacle Entertainment, Inc.